[Halloran & Sage LLP Letterhead]


                                        August 12, 1999


Department of Public Utility Control
Ten Franklin Square
New Britain, CT  06051
Attn:  Louise Rickard
       Acting Executive Secretary

     Re:  New England Electric System - Merger with Eastern Utilities Associates

Dear Rickard:

          We represent the New England Power Company ("NEP") and Montaup Electric Company ( "Montaup") in jointly filing this petition with the Department. Subject to obtaining all necessary approvals, NEP's parent company, New England Electric System (NEES), will merge with Montaup's parent, Eastern Utilities Associates (EUA) Department (the "NEES Merger"). NEP and Montaup (together "Petitioners") are seeking herein the Department's approval of the NEES Merger pursuant to Section 16-43(a)(1) of the Connecticut General Statutes.

          Subsequent to the NEES Merger, Petitioners, as affiliates of the merged entity and subject to all necessary approvals, will themselves merge (the "NEP Merger").1/

          NEP has previously obtained Department approval of the merger of its parent, NEES, with the National Grid Group plc (the "National Grid Merger).2/

---------------

1 The NEP Merger is the subject of a separate petition for the Department' s approval, of even date herewith.

2 The Department's approval of the National Grid Merger was obtained on June 30, 1999 in Docket No. 99-03-43, "Application of New England Power Company concerning acquisition by the National Grid Group" (the "National Grid Decision").

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 2


     I.   Description of Companies in the NEES Merger

          Both NEES and EUA are registered holding companies under Public Utility Holding Company Act of 1935.

          A)   NEES Companies

          NEES is headquartered in Westborough, Massachusetts. Its subsidiaries are engaged in the transmission and distribution of electricity, and the marketing of energy commodities and services. The electricity delivery companies serve approximately 1.3 million customers in Massachusetts, Rhode Island, and New Hampshire. Other NEES subsidiaries offer telecommunication services. NEES owns the common equity of NEP.

          NEP, a wholly-owned subsidiary of NEES, is a regulated public-utility company organized and operated under the laws of the Commonwealth of Massachusetts. It is primarily a transmission company, operating over 2,600 miles of transmission facilities in Massachusetts, Rhode Island, New Hampshire, and Vermont. NEP divested itself of substantially all of its generating business in 1998; however, NEP still holds minority non-operating interests in three nuclear generating companies with retired facilities, and in three operating nuclear units, including Millstone 3, which is located in Connecticut. NEP intends to divest its interests in the operating nuclear units.

          B)   EUA Companies

          EUA is a public utilities holding company organized as a voluntary association under Massachusetts law. Its affiliated companies are engaged in the transmission and distribution of electricity in Massachusetts and Rhode Island, delivering electric service to more than 305,000 customers in southeastern Massachusetts and northern and coastal Rhode Island. EUA owns directly or indirectly the common equity of several electric companies, including Montaup.

          Montaup is a subsidiary of Eastern Edison, which is itself a wholly-owned subsidiary of EUA. Montaup provides transmission service to its retail distribution affiliates and to two non-affiliated municipal electric utilities in Massachusetts and Rhode Island. Montaup has negotiated comprehensive settlement agreements with its regulators providing for the complete divestiture of its generating business. In conformance with those agreements, Montaup has recently sold all of its non-nuclear generation

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 3


assets.3/ Montaup currently has minority, non-operating interests in the same nuclear generating companies as NEP, including those with retired nuclear facilities and those with operating units, including Millstone 3. With regard to its interests in nuclear generating assets, Montaup has signed as agreement for the sale of its share of Seabrook, and is attempting to divest the remainder of these assets.4/


     II.  How the NEES Merger will occur

          It is contemplated that a NEES affiliate, Research Drive LLC, will merge with and into EUA, with EUA being the surviving entity. EUA with its associated affiliates, will then become a wholly-owned subsidiary of NEES.5


     III.  Department Approval of the NEES Merger

          Petitioners are "foreign electric companies" as defined in section 16-246a(1) of the General Statutes. Millstone Unit 3 is a "utility facility" as defined in Section 16-246a(3) of the General Statutes. A foreign electric company which owns a utility facility is both an "electric company" and a "public service company", as defined in Section 16-246c(c) of the General Statutes. Therefore, Petitioners are both electric companies and public service companies for all purposes of Title 16 of the General Statutes. Because of this status, a review of Title 16 of the General Statutes was necessary to determine if the approval of the Department would be required for the NEES Merger.

---------------

3 The Department approved Montaup's sales of its non-nuclear assets in Docket No. 98-09-11, "Application of Montaup Electric Company for Approval to Sell its Non-Nuclear Generating Assets", and in Docket No. 98-12-18, "Application of Montaup Electric Company for Approval of the Sale of Interest in the Somerset and Wyman Stations".

4 The Department approved of Montaup sale of its ownership interest in the Seabrook nuclear generating plant in Docket 99-01-14.

5 It is anticipated, that, prior to the NEES Merger, the ownership of Montaup Power will transferred from Eastern to EUA. EUA would then own Montaup directly, rather than indirectly through Eastern. This transfer is the subject of a separate petition for approval by the Department, of even date herewith.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 4


          A)   General Statutes Section 16-47

          There are two possible bases for Department jurisdiction over this transaction. The first statute which must be considered is Section 16-47 of the General Statutes, which governs holding companies. A "holding company" is defined in Section 16-47(a) to mean "any corporation, association, partnership, trust or similar organization, or person which, either alone or in conjunction and pursuant to an arrangement or understanding with one or more other corporations, associations, partnerships, trusts or similar organizations, or persons, directly or indirectly, controls a gas, electric, electric distribution, water, telephone or community antenna television company." The regulatory oversight is provided by Section 16-47(c) which provides that "[n]o corporation, association, ... or person shall take any action that causes it to become a holding company with control over a gas, electric, electric distribution, water, telephone or community antenna television company engaged in the business of supplying service within this state, ... or acquire, directly or indirectly, control over such a holding company, without first making written application to and obtaining the approval of the department." (emphasis added)

          As previously noted, Petitioners are "electric companies". The critical inquiry, therefore, is whether or not Petitioners are electric companies "engaged in the business of supplying service within this state", solely due to their minority interests in Millstone 3.

          The Department considered this question in Docket No. 98-06-28, Application of Central Maine Power Company Concerning Holding Company Restructuring (the Central Maine Decision"). In that proceeding, Central Maine Power sought any Department approvals necessary for the formation of a Maine-based holding company. The holding company would own an electric company whose sole connection to Connecticut was a minority interest in Millstone. Central Maine power contended in that case that the Department's approval would not be required, since the electric company involved, despite its ownership in Millstone, was not "engaged in the business of supplying service within Connecticut" as contemplated by Section 16-47, and therefore, the Department did not have jurisdiction over the holding company transaction. The Department agreed, and ruled that its approval was not necessary under Section 16-47.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 5


          In a second Decision, in its review of the National Grid Merger of NEP's parent NEES, the Department agreed with NEP that, consistent with the Central Main Decision, the Department did not have jurisdiction over the National Grid Merger.6/

          In light of these Decisions of the Department, since Petitioners are not engaged in the business of supplying service within this state solely by virtue of their ownership interests in Millstone 3, Department approval pursuant to Section 16-47 of the General Statutes is not required for the NEES Merger.

          B)   General Statutes Section 16-47(a)

          The second statute potentially applicable to the NEES Merger is
Section 16-43(a) of General Statutes. The Department has previously determined in the National Grid Decision that it had jurisdiction over the merger of NEP's parent NEES and The National Grid Group plc pursuant to Section 16-43(a), due to NEP's minority ownership interest in Millstone 3. For this reason, Petitioners assume that the Department's approval will be required for the NEES Merger, involving a merger of two companies, each with a public service company affiliate with a minority interest in Millstone 3. Petitioners hereby request the Department's approval of the NEES Merger, consistent with its approval of the National Grid Merger.

     IV.  Discussion

          The NEES Merger is directly analogous to the National Grid Merger in at least two critical regards. First, this transaction involves on the merger of two holding-company parents of affiliates who own minority, non-operating interests in Millstone 3. The NEES Merger will have no effect on Connecticut ratepayers, and involves no significant issues affecting Connecticut.

          Second, the NEES Merger, like the National Grid Merger, is subject to a large number of other regulatory approvals. This transaction is being evaluated by the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act, the Federal Energy Regulatory Commission, to which a Section 203 filing has been submitted, and the Nuclear Regulatory Commission under the Atomic Energy Act. In addition, the approval of the Massachusetts Department of Telecommunications and Energy ("DTE") is being sought. The Rhode

---------------

6    The National Grid Decision, see footnote 1 supra.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 6


Island Public Utilities Commission has direct jurisdiction over the rate plan for the Rhode Island companies. The Rhode Island Division of Public Utilities and Carriers has jurisdiction over the consolidation of the Rhode Island companies. Finally, the proposed transaction also requires a Hart Scott Rodino filing with the U.S. Department of Justice and the Federal Trade Commission.

     V.   Conclusion

          For the above reasons, Petitioners respectfully request that the Department's approval of the NEES Merger be granted. Enclosed herewith as a bulk filing is an original and one copy of exhibits which Petitioners are submitting in fulfillment of the requirements of Section 16-43(a)(1) and Section 16-1-61 of the Regulations of Connecticut State Agencies (the "NEES Merger Exhibits").

     Because Petitioners are attempting to close the NEES Merger expeditiously, they are requesting the Department's approval prior to October 31, 1999. To that end, Petitioners would be happy to provide any additional documentation or information that the Department believes its necessary to properly evaluate this requests. Finally the Department's prompt response to this request would be greatly appreciated.

                                        Very truly yours,

                                        New England Power Company
                                        and
                                        Montaup Electric Company



                                        By:  /s/ Peter G. Boucher
                                             -----------------------------------
                                             Peter G. Boucher
                                             Their Attorney

Enclosure:  NEES Merger Exhibits
            Original and One Copy

                       [Halloran and Sage LLP Letterhead]



                                        August 12, 1999


Department of Public Utility Control
Ten Franklin Square
New Britain, CT 06051
Attn.:  Louise Rickard
        Acting Executive Secretary

     Re:  New England Power Company - Merger with Montaup Electric Company

Dear Ms. Rickard:

          We represent the New England Power Company ("NEP") and Montaup Electric Company ("Montaup") in jointly filing this petition with the Department. Subject to obtaining all necessary approvals, NEP's parent company, New England Electric System (NEES), will merge with Montaup's parent, Eastern Utilities Associates (EUA) (the "NEES Merger").1/

          Subsequent to the NEES Merger, NEP and Montaup (together "Petitioners"), as affiliates of the merged entity and subject to all necessary approvals, will themselves merge (the "NEP Merger"). Petitioners seek herein the Department's approval of the NEP Merger pursuant to Section 16-43(a)(1) of the Connecticut General Statutes.

          NEP has previously obtained Department approval of the merger of its parent NEES, with The National Grid Group plc (the "National Grid Merger)2/.

---------------

1/ The NEP Merger is the subject of a separate petition for the Deparment's approval, of even date herewith.

2/ The Department's approval of The National Grid Merger wa obtained on June 30, 1999 in Docket No. 99-03-43, "Application of New England Power Company concerning acquisition by the National Grid Group" ( the "National Grid Decision").

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 2


     I.   Description of Companies in the NEP Merger

          Both NEES and EUA are registered holding companies under the Public Utility Holding Company Act of 1935.

          A)   NEES Companies

          NEES is headquartered in Westborough, Massachusetts. It subsidiaries are engaged in the transmission and distribution of electricity, and the marketing of energy commodities and services. The electricity delivery companies serve approximately 1.3 million customers in Massachusetts, Rhode Island, and New Hampshire. Other NEES subsidiaries offer telecommunication services. NEES owns the common equity of NEP.

          NEP, a wholly-owned subsidiary of NEES, is a regulated public-utility company organized and operated under the laws of the Commonwealth of Massachusetts. It is primarily a transmission company, operating over 2,600 miles of transmission facilities in Massachusetts, Rhode Island, New Hampshire, and Vermont. NEP divested itself of substantially all of its generating business in 1998; however, NEP still holds minority non-operating interests in three nuclear generating companies with retired facilities, and in three operating nuclear units, including Millstone 3, which is located in Connecticut. NEP intends to divest its interests in the operating nuclear units.

          B)   EUA Companies

          EUA is a public utility holding company organized as a voluntary association under Massachusetts law. Its affiliated companies are engaged in the transmission and distribution of electricity in Massachusetts and Rhode Island, delivering electric service to more than 305,000 customers in southeastern Massachusetts and northern and coastal Rhode Island. EUA owns directly or indirectly the common equity of several electric companies, including Montaup.

          Montaup is a subsidiary of Eastern Edison, which is itself a wholly-owned subsidiary of EUA. Montaup provides transmission service to its retail distribution affiliates and to two non-affiliated municipal electric utilities in Massachusetts and Rhode Island. Montaup has negotiated comprehensive settlement agreements with its regulators providing for the complete divestiture of its generating business. In conformance with those agreements, Montaup has recently sold all of its non-nuclear generation

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 3


assets.3/ Montaup currently has minority, non-operating interests in the same nuclear generating companies as NEP, including those with retired nuclear facilities and those with operating units, including Millstone 3. With regard to its interests in nuclear generating assets, Montaup has signed an agreement for the sale of its share of Seabrook, and is attempting to divest the remainder of these assets.4/

     II.  How The NEP Merger will occur

          It is contemplated that Montaup will merge with and into NEP, and their balance sheets will be consolidated.

     III. Department Approval of the NEP Merger.

          Petitioners are "foreign electric companies" as defined in section 16-246a(1) of the General Statutes. Millstone Unit 3 is a "utility facility" as defined in Section 16-246a(3) of the General Statutes. A foreign electric company which owns a utility facility is both an "electric company" and a "public service company", as defined in Section 16-246c(c) of the General Statutes. Therefore, Petitioners are both electric companies and public service companies for all purposes of Title 16 of the General Statutes. Pursuant to
Section 16-43(a)(1) of the General Statutes, Department approval is required before a public service company may "merge, consolidate or make common stock with any other company". Because this transaction involves the merger of two public service companies, the Department's approval will be required for the NEP Merger.

     IV.  Discussion

          The NEP Merger, from the point of view of Connecticut, involves only the transfer of a minority non-operating interest in Millstone 3. As such, this transaction will have no effect on Connecticut ratepayers, and involves no

---------------

3/ The Department approved Montaup's sale of its non-nuclear assets in Docket No. 98-09-11, "Application of Montaup Electric Company for Approval to Sell its Non-Nuclear Generating Assets", and in Docket No. 98-12-18, "Application of Montaup Electric Company for Approval of the Sale of Interest in the Somerset and Wyman Stations".

4/ The Department approved Montaup's sale of its ownership interest in the Seabrook nuclear generating plant in Docket No. 99-01-14.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 4

significant issues affecting Connecticut. In addition, this transaction is subject to th approval of a number of other regulatory agencies, including the Federal Energy Regulatory Commission and the Massachusetts Department of Telecommunications and Energy. Approval of the state commission in Vermont, where NEP and Montaup own property, is also required, and approval from the New Hampshire commission may also be necessary.

     III. Conclusion

          For the above reasons, Petitioners respectfully request that the Department's approval of the NEP Merger be granted. Enclosed herewith as a bulk filing is an original and one copy of exhibits which Petitioners are submitting in fulfillment of the requirements of Section 16-43(a) (1) and Section 16-1-61 of the Regulations of Connecticut State Agencies (the "NEP Merger Exhibits"). Because Petitioners are attempting to close the merger expeditiously, they are requesting the Department's approval prior to October 31, 1999. To that end, Petitioners would be happy to provide any additional documentation or information that the Department believes is necessary to properly evaluate these requests. Finally, the Department's prompt response to these requests would be greatly appreciated.

                                        Very truly yours,

                                        New England Power Company
                                        and
                                        Montaup Electric Company


                                        By:  /s/ Peter G. Boucher
                                             -----------------------------------
                                             Peter G. Boucher
                                             Their Attorney

Enclosure:  NEP Merger Exhibits
            Original and one copy

                        [Halloran & Sage LLP Letterhead]



                                        August 12, 1999


Department of Public Utility Control
Ten Franklin Square
New Britain, CT 06051
Attn. Louise Rickard
Acting Executive Secretary

     Re:  Montaup Electric Company;
          Transfer of ownership from Eastern Edison Company to Eastern Utilities Affiliates.

Dear Ms. Rickard:

          We represent Montaup Electric Company ("Montaup") in filing this letter with the Department.

          Montaup is a wholly-owned subsidiary of Eastern Edison Company ("Eastern"). Subject to obtaining all necessary approvals, Eastern will transfer all of its interests in Montaup to Eastern's corporate parent Eastern Utilities Affiliates ("EUA"). Montaup is seeking confirmation that the Department's prior approval is not required for this transfer of ownership (the "Transaction"). Alternatively, should the Department determine that its approval of the Transaction is necessary, Montaup requests that the Department's approval be granted.

     I.   Description of Entities in the Transaction.

          A)   EUA

          EUA is a public utility holding company organized as a voluntary association under Massachusetts law. Its affiliated companies are engaged in the transmission and distribution of electricity in Massachusetts and Rhode Island, delivering service to more than 305,000 customers in southeastern Massachusetts and northern and coastal Rhode Island. EUA owns directly all common stock of

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 2

Eastern, Newport Electric Corporation ("Newport"), and Blackstone Valley Electric Compan ("Blackstone"), and indirectly owns all common and preferred stock of Montaup.

          B)   Eastern

          Eastern is a wholly-owned subsidiary of EUA. It provide distribution service to approximately 186,000 customers in non-contiguous territories covering the southeastern Massachusetts cities of Brockton and Fall River, and in 20 surrounding towns.


          C)   Montaup

          Montaup is a subsidiary of Eastern. Montaup provides transmission service to its retail distribution affiliates and to two non-affiliated municipal electric utilities in Massachusetts and Rhode Island.

          In the past, Montaup sold significant amounts of wholesale electricity to Eastern, Blackstone, and Newport pursuant to all-requirements contracts. As part of the restructuring of the utility industry in Massachusetts and Rhode Island, Montaup entered into approved settlement agreements with its regulators providing for the complete divestiture of Montaup's generating business. In conformance with these agreements, Montaup has recently sold all of its non-nuclear generation assets.1/ Montaup currently has minority, non-operating interests in nuclear generating companies with both retired nuclear facilities and operating units, including Millstone 3. With regard to its nuclear ownership interests, Montaup has signed an agreement for the sale of its share of Seabrook, and is attempting to divest the remainder of these interests.2/

---------------

1/ The Department approved Montaup's sale of its non-nuclear assets in Docket No. 98-09-11, "Application of Montaup Electric Company for Approval to Sell its Non-Nuclear Generating Assets", and in Docket No. 98-12-18, "Application of Montaup Electric Company for Approval of the Sale of Interest in the Somerset and Wyman Stations".

2/ The Department approved Montaup's sale of its ownership interest in the Seabrook nuclear generating plant in Docket No. 99-01-14.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 3


     II.  Description of the Transaction

          Eastern will transfer to EUA all of Eastern's investment in Montaup's capitalization, including outstanding preferred and common stock and debenture bonds (collectively, the "Montaup Securities"). Montaup will thus become a wholly-owned, first tier subsidiary of EUA. The transfer of the Montaup Securities to EUA (the "Spin-Off") will take the form of a special dividend payment comprising all of the capitalization of Montaup. The Spin-Off is described in the Form U-1 to the Securities and Exchange Commission dated July 14, 1999, and Amendment No. 1 thereto, dated July 28, 1999, appended hereto as Attachment 1.


     III. Analysis of the Transaction

          Montaup is a "foreign electric company," as that term is defined in
Section 16-246a of the Connecticut General Statutes, Revision of 1958, as amended (all references hereinafter to "Section" refer to the General Statutes unless otherwise noted). Millstone Unit 3 is a "utility facility" as that term is defined in Section 16-246a(3). A foreign electric company which owns a utility facility is both an "electric company" and a "public service company", as those terms are defined in Section 16-246c(c), for all purposes of Title 16 of the General Statutes. Therefore, a review of Title 16 was necessary to determine whether or not the Department's approval of the Spin-Off is necessary. The following analysis suggests that such approval is not required.

          The first statute which may be applicable is Section 16-47, which governs "holding companies". A "holding company" is defined in Section 16-47(a) to mean "any corporation, association, partnership, trust or similar organization, or person which, either alone or in conjunction and pursuant to an arrangement or understanding with one or more other corporations, associations, partnerships, trusts or similar organizations, or persons, directly or indirectly, controls a gas, electric, electric distribution, water, telephone or community antenna television company." The regulatory oversight is provided by
Section 16-47(c) which states that "[n]o corporation, association, ... or person shall take any action that causes it to become a holding company with control over a gas, electric, electric distribution, water, telephone or community antenna television company engaged in the business of supplying service within this state, ... or acquire, directly or indirectly, control over such a holding company, without first making written application to and obtaining the approval of the department." (emphasis added) It would appear that, since neither EUA nor

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 4


Montaup engages in the business of supplying service within the state, the requirement of Department approval of the Transaction pursuant to Section 16-47 does not apply.

          The Department reached a similar conclusion in each of two recent Decisions. In Docket No. 98-06-28, an application of Central Maine Power Company ("Central Maine") concerning that company's creation of a holding company, the Department concluded that it did not have jurisdiction over the transaction under Section 16-47. In that instance, Central Maine owned a minority interest in Millstone 3. In the second Decision, in Docket No. 99-03-43, a submission by New England Power Company ("NEP"), concerning the merger of NEP's parent New England Electric System ("NEES") with The National Grid Group, the Department concluded that it did not have jurisdiction over a merger of two holding companies, one of which (NEES) owned a foreign electric company (NEP) with a minority interest in Millstone 3.

          The second statute potentially applicable is Section 16-43, which provides in subsection (a) that "[a] public service company shall obtain the approval of the Department of Public Utility Control to directly or indirectly
(1) merge, consolidate or make common stock with any other company, or (2) sell, lease, assign, mortgage, ... or otherwise dispose of any essential part of its franchise, plant equipment or other property necessary or useful in the performance of its duty to the public, ...".

          In regard to subdivision (1), "merger" is defined in Corporations Law as "the absorption of one company by another, [the] latter retaining its own name and identity and acquiring [the] assets, liabilities, franchises, and powers of [the] former, and [the] absorbed company ceasing to exist as [a] separate business entity.3 "Consolidation" is defined as "the combination of two or more corporations into a newly created corporation. Thus, A Corporation and B Corporation combine to form C Corporation."4

          Clearly, the Transaction fits neither definition. Montaup is not being "absorbed" into EUA; it is retaining its separate identity. Therefore, the Transaction is not a merger. Montaup and EUA are not combining to form a new entity; therefore, the Transaction is not a consolidation. Furthermore, no new common stock in Montaup is being issued. The existing capitalization of Montaup

---------------

3/   BLACK'S LAW DICTIONARY 891 (5th ed. 1979)

4/   Id. at 280.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 5


is being transferred from Eastern to Eastern's parent EUA. Therefore, Montaup believes that the Department's approval of the Transaction is not required under
Section 16-43(a)(1).

          With regard to subdivision (2), the type of transactions submitted to the Department for approval thereunder are typically outright sales of real and personal property, or the encumbrance of a public service company's assets created by the issuance of debt. A survey conducted by Montaup of 30 Department Decisions from the years 1983 to 1999 concerning transactions pursuant to
Section 16-43(a), revealed that the overwhelming majority of these transactions involved either the issuance or outright sale of capital stock (including common stock), or the assumption of a mortgage or other secured debt.5

          In contrast, the Transaction involves the transfer, not the sale, of Montaup's capitalization from a subsidiary to a parent company. The capital structure of Montaup is not being altered, and Montaup is not divesting any property. In addition, the entity with ultimate control of Montaup (EUA), is the same both before and after the Transaction. For these reasons, Montaup respectfully submits that the Department's approval of the Transaction is not required pursuant to Section 16-43(a)(2).

          While it could be argued that the phrase "...or otherwise dispose of any essential part of its franchise, plant equipment or other property necessary or useful in the performance of its duty to the public directly or indirectly" in subdivision (2) covers this transfer of ownership of a public service company from a corporate subsidiary to a corporate parent, we do not believe that the legislature intended such unlimited state review over such transactions. Montaup's survey of Department precedent revealed only one decision in which the Department exercised its jurisdiction over a transaction even remotely analogous to this Transaction; however, the transaction in that case is clearly distinguishable.

          In that decision, in Docket No. 86-11-02 (appended hereto as Attachment 2), Cox Communications, Inc. requested Department's approval of a pro-forma transfer of a company's stock from one corporate affiliate to another

---------------

5/   The breakdown of 29 of the 30 transactions is:    Sale of stock        (9)
                                                       Issuance of stock    (4)
                                                       Sale of property     (4)
                                                       Debt encumbrance     (9)
                                                       Mergers              (3)

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 6


as part of a reorganization (the "Cox Transfer"). In the Cox Transfer, all issued and outstanding shares of the capital stock of Greater Hartford Cable, a public service company, were transferred from Cox Cable to New Greater Hartford Cable.

          The Cox Transfer differed in two crucial aspects from the Transaction. First, the Cox Transfer occurred against the backdrop of the liquidation of Cox Cable and the subsequent merger of Greater Hartford Cable into New Greater Hartford Cable. Therefore, that transaction contained a merger which would, in any event, require the Department's approval pursuant to Section 16-43(a)(1). By contrast, the Transaction involves neither the liquidation of Eastern, the current owner of Montaup, nor any subsequent merger involving Montaup's new parent EUA.6 Second, the subject of the Cox Transfer, Greater Hartford Cable, was a community antenna television company providing service to Connecticut consumers. Therefore, the Cox Transfer had a much closer nexus to Connecticut than the Transaction involving Montaup, a public service company with no customers in Connecticut, and whose only connection to Connecticut is a minority interest in Millstone 3. For these reasons, the Transaction is distinguishable from the Cox Transfer, and the Department's decision in that case is inapposite.

          Finally, the Transaction is being examined by the Securities and Exchange Commission ("SEC") under the Public Utility Holding Company Act, the Federal Energy Regulatory Commission ("FERC"), and the Nuclear Regulatory Commission ("NRC"). In addition, the Massachusetts Department of Telecommunications and Energy ("MDTE") will retain jurisdiction over Montaup and Eastern after the Transaction. It is respectfully submitted that this level of federal oversight and the continuing jurisdiction of the MDTE over Montaup and Eastern will ensure that the Transaction is conducted properly, and without harm to investors and customers.

          In view of the importance of the Transaction, Montaup wishes to be certain that all required regulatory approvals have been obtained. On behalf of Montaup, therefore, we would appreciate confirmation that it is not necessary to

---------------

6/ EUA will merge with NEES subsequent to this Transaction; however, that merger is the subject of a separate petition for the Department's approval, of even date herewith. It should be noted that the Spin-off of Montaup will occur, subject to obtaining all necessary approvals, regardless of whether the merger of NEES and EUA is consummated; the Transaction is consistent with EUA's restructuring, completing the functional unbundling of Montaup's generation business from Eastern's distribution business.

Louise Rickard
Acting Executive Secretary
Department of Public Utility Control
August 12, 1999
Page 7


seek the Department's prior approval of the Transaction. If, however, the Department does not concur with our analysis in this regard, Montaup requests that the Department grant its approval of the Transaction.

          Also submitted to the Department under separate cover, of even date herewith, are petitions requesting the Department's approval of the merger of Montaup's parent EUA with New England Electric System (NEES), and the merger of Montaup with New England Power ("Petitions"); both mergers will take place after the Spin-Off of Montaup is complete. The Petitions set forth in detail the particular elements of those two transactions, and include exhibits detailing the finances and operations of all four companies, including Montaup. We believe that the Montaup exhibits therein contain sufficient information to allow the Department to properly evaluate the Transaction, should it determine that its approval of the Transaction is required. Enclosed herewith are two (2) copies of the Petitions and their exhibits.

          Because Montaup is attempting to complete this Transaction expeditiously, it is requesting the Department's approval prior to October 31, 1999. To that end, Montaup would be pleased to provide any additional documentation or information that the Department believes is necessary to properly evaluate this request. Finally, the Department's prompt response to this request would be greatly appreciated.

                                        Very truly yours,

                                        Montaup Electric Company



                                        By:  /s/ Peter G. Boucher
                                             -----------------------------------
                                             Peter G. Boucher
                                             Its Attorney

Attachments

Enclosures:  NEES Merger Exhibits
             NEP Merger Exhibits
             Two Copies

SUBMISSION
TYPE                U-1
RETURN-COPY         EMAIL
DOCUMENT COUNT      2
NOTIFY              72731,215
NOTIFY-INTERNET     lkaralekas@eua.com
SROS                NYSE
SUBMISSION-CONTACT
     NAME           LEE AN KARALEKAS
     PHONE          617-357-9590
/SUBMISSION-CONTACT
FILER
CIK                 0000031224
CCC                 #k3zgwvb
/FILER>
DOCUMENT
TYPE                U-1
DESCRIPTION         Acquisition/Unbundling
TEXT



File No. 70 -


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

APPLICATION-DECLARATION WITH RESPECT TO
THE ACQUISITION OF A SUBSIDIARY IN CONNECTION
WITH THE UNBUNDLING OF GENERATION BUSINESS

UNDER THE

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

--------------------------------

EASTERN UTILITIES ASSOCIATES ("EUA")
One Liberty Square, P.O. Box 2333, Boston, Massachusetts  02107

EASTERN EDISON COMPANY ("EASTERN")
750 West Center Street, West Bridgewater, Massachusetts  02379

MONTAUP ELECTRIC COMPANY
750 West Center Street, West Bridgewater, Massachusetts  02379

(Names of companies filing this statement and addresses of their principal executive offices)


EASTERN UTILITIES ASSOCIATES

(Name of top registered holding company parent of each applicant or declarant)
---------------------------------

Clifford J. Hebert, Jr.
Treasurer
Eastern Utilities Associates
One Liberty Square
P.O. Box 2333
Boston, MA 02107

(Name and address of agent for service)


The Commission is requested to mail signed copies of all orders, notices and communications to:

Arthur I. Anderson, P.C.
McDermott, Will & Emery
28 State Street
Boston, MA 02109-1775


Item 1.   Description of Proposed Transaction.

I.   Introduction.
A.   Description of the Parties to the Transaction
This Application-Declaration (the "Declaration") is being filed with the United States Securities and Exchange Commission (the "Commission") by Eastern Utilities Associates ("EUA"), a Massachusetts voluntary association and a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), Eastern Edison Company ("Eastern Edison"), a Massachusetts corporation that is a registered retail electric utility company and a wholly-owned subsidiary of EUA, and Montaup Electric Company ("Montaup"), a Massachusetts corporation that is a wholesale generation and transmission company and the wholly-owned subsidiary of Eastern Edison (collectively, the "Declarants").

B.   General Request and Overview of Transaction.
The Declarants hereby file this Declaration for the purpose of obtaining Commission authorization for Eastern Edison to transfer to EUA, and for EUA to acquire from Eastern Edison, all of Eastern Edison's investment in Montaup's capitalization including its outstanding: (i) preferred stock of Montaup (ii) common stock of Montaup; and (iii) debenture bonds of Montaup (the securities described in clauses (i) through (iii), collectively, the "Montaup Securities"), thereby causing Montaup to become a wholly-owned, first-tier subsidiary of EUA (such transfer and acquisition of Montaup Securities, and the transactions relating thereto, hereafter collectively referred to as the "Spin-Off"). The transfer of the Montaup Securities to EUA by Eastern Edison will take the form of a special dividend payment comprising all remaining capitalization of Montaup, which will be paid out of Eastern Edison's retained earnings to the maximum extent possible and, thereafter, subject to receipt of Commission authorization, out of paid-in capital, unearned surplus and/or a redemption of Eastern Edison common stock, such redemption to be funded with Montaup Securities.

The Declarants expect that the Spin-Off will produce significant benefits to the EUA holding company system's investors and consumers and will meet all applicable standards of the Act. The corporate separation of Montaup from Eastern Edison through the Spin-Off will complete the functional unbundling of Montaup's generation business from Eastern Edison's distribution business, consistent with the requirements of Section 1A(b) of the Massachusetts Restructuring Act of 1997, and thereby isolating Eastern Edison's capital structure so that it will apply only to distribution ratemaking. The Spin-Off also will eliminate any risk that Eastern may have incurred through its association with Montaup as a result of Montaup's ownership interest in a nuclear facility and other contingent liabilities. In addition, the Spin-Off will further simplify EUA's corporate structure.

C.   Amendment of Montaup Charter
Prior to consummating the Spin-Off, and subject to obtaining (i) Commission authorization therefor, which Montaup hereby requests, and (ii) the consent of Eastern Edison, its sole shareholder, Montaup will amend its charter to eliminate its status as a Section 9A company under Chapter 164 of the Massachusetts General Laws so that its ability to transmit and sell electricity will not be tied to its sole shareholder.

II.  Dividend Distribution by Eastern Edison to EUA and Payment Out of Paid
     In Capital.
Eastern Edison hereby proposes and requests authorization to distribute all of the then remaining Montaup Securities to EUA in the form of a dividend which shall, in part, exceed Eastern Edison's retained earnings and be paid out of paid-in capital, unearned surplus and/or as the redemption price for the redemption of Eastern Edison common stock (as described in paragraph I.B above). EUA proposes and requests authorization to acquire and/or receive in the form of a dividend from Eastern Edison such Montaup Securities. All of the Montaup Securities are issued in the name of, and beneficially owned by, Eastern Edison. Eastern Edison hereby further requests authorization, upon consummation of the Spin-Off, to pay future dividends to EUA out of other than retained earnings.

III. EWGs and FUCOs.
None of the Declarants has acquired an ownership interest in any EWG or FUCO, or now is or as a consequence of the transactions proposed herein will become a party to or has or will as a consequence of the transactions proposed herein any right under a service, sales or construction contract with an EWG or FUCO, except in accordance with the provisions of the Act. The Declarants will not acquire any such interest or right without first obtaining any necessary Commission authorization. All applicable conditions contained in Rule 53(a) are, and assuming the consummation of the proposed transactions will be, satisfied, and none of the conditions contained in Rule 53 (b) exist or will exist as a result of the proposed transactions making Rule 53(c) inapplicable.

Item 2.   Fees, Commissions and Expenses.

The estimate of the approximate amount of fees and expenses payable in connection with the proposed transactions is as follows:

(To be filed by Amendment)
Counsel fees

Financial fees

Miscellaneous

TOTAL


Item 3.   Applicable Statutory Provisions.

The sections of the Act and rules or exemptions thereunder that the Declarants consider applicable to the transactions, or the basis for exemption therefrom, are set forth below:

Transaction                               Applicable Statutory Provisions

Acquisition of Montaup Securities         Sections 9(a), 10 and 12(c); by EUA
from Eastern Edison                       Rule 43

Payment of dividends out of paid-in       Section 12(c); Rule 46(a)
capital and unearned surplus by
Eastern Edison

Redemption of Eastern Edison              Sections 9(a), 10, 12(c); Rule 43
common stock

Amendment of Montaup Charter              Sections 6(a) and 7
to eliminate Section 9A status


Item 4.   Regulatory Approval.

The following Federal and state regulatory authorities have jurisdiction over the proposed transactions: the Nuclear Regulatory Commission ("NRC"), the Federal Energy Regulatory Commission ("FERC"), and the Connecticut Department of Public Utility Control ("CDPUC"). Additionally, the Applicants intend to request from the Massachusetts Department of Telecommunications and Energy ("DTE") confirmation that the proposed transactions do not fall within the jurisdiction of the DTE or, in the alternative, approval of such transactions.

Item 5.  Procedure.

(a) In order to enable Eastern Edison to spin-off Montaup to EUA and to undertake the other related transactions contemplated in Item 1, the Declarants request that the Commission issue and publish not later than August 9, 1999 a notice with respect to the filing of this Declaration and, concurrently therewith, that the Commission enter an appropriate order granting and permitting this Declaration to become effective at the earliest convenient date.

(b) No recommended decision by a hearing officer or other responsible officer of the Commission is necessary or required in this matter. The Division of Investment Management of the Commission may assist in the preparation of the Commission's decision in this matter. There should be no thirty-day waiting period between the issuance and the effective date of any order issued by the Commission in this matter, and it is respectfully requested that any such order be made effective immediately upon the entry thereof.

Item 6.  Exhibits and Financial Statements.

(a)  Exhibits.
*    To be filed by Amendment

                *Exhibit A-1    Amended and Restated Articles of Organization
                                of Montaup

                *Exhibit D-1    Regulatory filings with/orders of the FERC

                *Exhibit D-2    Regulatory filings with/orders of the NRC

                *Exhibit D-3    Regulatory filings with/orders of the CDPUC

                *Exhibit D-4    Regulatory filings with/orders of the DTE

                *Exhibit F      Opinion of Counsel

                *Exhibit G      Proposed form of Notice

(b)     Financial Statements

*   To be filed by Amendment


Item 7.  Environmental Effects.

The proposed transactions do not involve major Federal action having a significant effect on the human environment. No Federal agency has prepared or is preparing an environmental impact statement with respect to the proposed transactions.

S I G N A T U R E


Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, each of the undersigned companies has duly caused this statement to be duly signed on its behalf by the undersigned thereunto duly authorized.

                                        Date:  July 14, 1999

                                        EASTERN UTILITIES ASSOCIATES,
                                        EASTERN EDISON COMPANY,  and
                                        MONTAUP ELECTRIC COMPANY,



                                        By   /s/ Clifford J. Hebert, Jr.
                                             -----------------------------------
                                             Clifford J.  Hebert, Jr.
                                             Treasurer

                                                                    Attachment 2

File No. 70-9527

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                     APPLICATION-DECLARATION WITH RESPECT TO
                  THE ACQUISITION OF A SUBSIDIARY IN CONNECTION
                   WITH THE UNBUNDLING OF GENERATION BUSINESS

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                        --------------------------------

                      EASTERN UTILITIES ASSOCIATES ("EUA")
         One Liberty Square, P.O. Box 2333, Boston, Massachusetts 02107

                             EASTERN EDISON COMPANY
                    ("EASTERN") 750 West Center Street, West
                        Bridgewater, Massachusetts 02379

                            MONTAUP ELECTRIC COMPANY
          750 West Center Street, West Bridgewater, Massachusetts 02379

   (Names of companies filing this statement and addresses of their principal executive offices)


                          EASTERN UTILITIES ASSOCIATES

 (Name of top registered holding company parent of each applicant or declarant)
                        ---------------------------------

                             Clifford J. Hebert, Jr.
                                    Treasurer
                          Eastern Utilities Associates
                               One Liberty Square
                                  P.O. Box 2333
                                Boston, MA 02107

                     (Name and address of agent for service)

              The Commission is requested to mail signed copies of
                   all orders, notices and communications to:

                            Arthur I. Anderson, P.C.
                             McDermott, Will & Emery
                                 28 State Street
                              Boston, MA 02109-1775

          This Amendment No. 1 amends the Application-Declaration on Form U-1 (File Number 70-9527) filed with the Commission on July 14, 1999. Item 4 is hereby amended and restated in its entirety to read as follows:


Item 4.  Regulatory Approval.

          In addition to the Commission, the Nuclear Regulatory Commission ("NRC") and the Federal Energy Regulatory Commission ("FERC") are the federal regulatory authorities that have jurisdiction over the proposed transactions:
Additionally, the Applicants intend to request from each of the Massachusetts Department of Telecommunications and Energy ("DTE") and the Connecticut Department of Public Utility Control ("CDPUC") confirmation that the proposed transactions do not fall within their respective j urisdictions, or in the alternative, approval of such transactions.

                                S I G N A T U R E


          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, each of the undersigned companies has duly caused this statement to be duly signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 28, 1999

                                        EASTERN UTILITIES ASSOCIATES,
                                        EASTERN EDISON COMPANY,  and
                                        MONTAUP ELECTRIC COMPANY,



                                        By   /s/ Clifford J. Hebert, Jr.
                                             -----------------------------------
                                             Clifford J. Hebert, Jr.
                                             Treasurer

                                                                    Attachment 2

             APPLICATION OF COX COMMUNICATIONS, INC. FOR APPROVAL OF
                       PRO FORMA STOCK TRANSFER AND MERGER

                               DOCKET NO. 86-11-02

                Connecticut Department of Public Utility Control

                             1986 Conn. PUC LEXIS 16

                                December 9, 1986

PANEL:
 [*1]

   David J. Harrigan, Peter G. Boucher, Edythe J. Gaines

OPINION:

   DECISION

   I.  INTRODUCTION

   By application filed with the Connecticut Department of Public Utility Control (Department) on November 4, 1986, Cox Communications, Inc. (CCI), a Delaware corporation, pursuant to Section 16-43(a)(1) of the General Statutes of Connecticut, as amended by Public Act 85-509, hereby requests the Department's approval with respect to a proposed internal corporate reorganization involving a pro forma transfer of the stock and merger of Cox Cable Greater Hartford, Inc, (Greater Hartford).

   There is no statutory requirement for a hearing and none has been held.

   II.  APPLICANT'S EVIDENCE

   Greater Hartford, a Connecticut corporation, is a community antenna television company and a public service company within the meaning of Section 16-1 of the General Statutes. Greater Hartford is a wholly-owned subsidiary of Cox Cable Communications, Inc. (Cox Cable), which holds stock in a number of companies engaged in the cable television business. In turn, Cox Cable is owned by various other corporations, each of which is a wholly-owned subsidiary of CCI. One of the shareholders of Cox Cable is New Cox [*2] Cable Greater Hartford, Inc.

   CCI proposes to effect an internal corporate restructuring of the ownership of Greater Hartford. Cox Cable has adopted a plan of complete liquidation. Pursuant to the Cox Cable plan of complete liquidation, and subject to the receipt of any requisite approvals from the Federal Communications Commission and other regulatory authorities, the issued and outstanding shares of the capital stock of Greater Hartford (5,000 shares), presently held by Cox Cable, are to be distributed in liquidation of Cox Cable to New Greater Hartford, with the result that Greater Hartford will be a wholly-owned subsidiary of New Greater Hartford. Greater Hartford will then be merged into New Greater Hartford, with New Greater Hartford being the surviving corporation but changing its corporate name by dropping the 'New" designation.

   This transaction is being undertaken in order to simplify the current corporate structure of CCI. After the proposed transaction, New Greater Hartford will hold the cable television franchise and there will be no change in the management or operation of the Greater Hartford cable television system as a result of the transaction. The directors [*3] and officers of New Greater Hartford are the same as the directors and officers of Greater Hartford, and there will be no change in the directors and officers of Greater Hartford, New Greater Hartford, or CCI in connection with the proposed reorganization.

   As a result of the proposed transaction, the stock of Greater Hartford presently held by CCI will be transferred to and held by New Greater Hartford and Greater Hartford will merge into New Greater Hartford with the latter being the surviving corporation.

   Although CCI requests approval for the proposed stock transfer and merger, it does not believe that the proposed internal corporate reorganization will result in a transfer of the certificate held by Greater Hartford under Sections 16-43 and 16-331 of the General Statutes of Connecticut and the Department's "30% Rule" set forth in Docket No. 11343, since the ultimate controlling ownership by CCI of the corporation holding the cable television franchise at issue will continue. The proposed corporate restructuring involves a transfer of the stock and subsequent merger of Greater Hartford from one CCI subsidiary to another. The proposed transaction will not affect the franchise [*4] terms of the cable television franchise held by Greater Hartford, nor will the transaction result in a new or sold franchise.

   III.  AUTHORITY ANALYSIS

   The Authority has reviewed the evidence submitted and finds that the proposed transaction will not affect operations in Connecticut. The proposed transaction is strictly an internal restructuring of the corporate chain of command and will not adversely affect Connecticut ratepayers.

   IV.  FINDINGS OF FACT

   The proposed corporate restructuring will not adversely affect Connecticut ratepayers.

   V.  CONCLUSION AND CONDITIONS

   A.  Conclusion

   Upon consideration of all the evidence presented in this proceeding and subject to certain conditions as detailed below, the proposed transaction is hereby approved.

   B.  Conditions

   1. The terms and conditions of the proposed transaction shall be as stated in this proceeding and no further written material or oral supplements to or material modification of those terms and conditions shall be executed without prior approval of this Department. CCI shall notify the department within 30 days from the completion of the proposed restructuring that no material modifications were [*5] made to the terms and conditions of the proposed transaction.

   We hereby direct that notice of the foregoing be given by the Executive Secretary of this Department by forwarding true and correct copies of this document to parties in interest, and due return make.

   Dated at New Britain, Connecticut, this 9th day of December, 1986.